UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(c)	On December 30, 2005, Kenneth Roselli joined us as Vice President, Corporate Controller and Principal Accounting Officer.
     Mr. Roselli, 38, joins us after having served as Director of Finance, Airlines, Operators & Dealers, a division of the Aerospace business of Honeywell International Inc., since August 2004; he previously served at Honeywell for two years as Assistant Controller, Engines, Systems & Services, also a division of Honeywell’s Aerospace business. Prior to joining Honeywell, Mr. Roselli was with Arthur Andersen LLP from 1991 to May 2002, where he last was Senior Manager-Assurance and Business Advisory Services, and from May 2002 to September 2002 he served as Chief Financial Officer of Biomachines, Inc., of Morrisville, North Carolina, a privately-held company that industrializes clinical and research proteomic applications. He received his Master of Accounting and B.S. degrees from the University of North Carolina at Chapel Hill.
     Mr. Roselli will receive a base annual salary of $170,000, and will have a target bonus of 25% under the Company’s annual executive bonus plan for 2006. He will have an option to purchase 50,000 shares of Cray common stock, with an exercise price of $1.29 per share, with all options vested immediately.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 4, 2006
Cray Inc.

	By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson
Senior Vice President and General Counsel